Exhibit 10.1

RESTRICTED STOCK GRANT NOTICE
UNDER THE
PERFORMANCE FOOD GROUP COMPANY
2015 OMNIBUS INCENTIVE PLAN
(Time-Based Vesting Award)

Performance Food Group Company (the “Company”), pursuant to its 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), hereby grants to the Participant set forth below the number of shares of Restricted Stock set forth below.  The shares of Restricted Stock are subject to all of the terms and conditions as set forth herein, in the Restricted Stock Agreement (attached hereto), and in the Plan, all of which are incorporated herein in their entirety.  Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]
Vesting Commencement Date:	September 16, 2019

Number of Shares of

Restricted Stock:	[Insert No. of Shares of Restricted Stock Granted]
Vesting Schedule:	Provided the Participant has not undergone a Termination at the time of each applicable vesting date (or event),
•	Thirty-three and one-third percent (33-1/3%) of the shares of Restricted Stock (rounded down to the nearest whole share) will vest on the first (1st) anniversary of the Vesting Commencement Date;
•	Thirty-three and one-third percent (33-1/3%) of the shares of Restricted Stock (rounded down to the nearest whole share) will vest on the second (2nd) anniversary of the Vesting Commencement Date; and
•	The remaining unvested shares of Restricted Stock will vest on the third (3rd) anniversary of the Vesting Commencement Date;

provided, however, that the Restricted Stock shall continue to vest as provided in the Vesting Schedule above in the following circumstances:

(i) if the Participant incurs a Termination as a result of such Participant’s Retirement (as defined below) on or after the first anniversary of the Vesting Commencement Date; or

(ii) if the Participant undergoes a Termination as a result of such Participant’s Disability, for so long as the Company determines the Participant satisfies the definition of Disability.

provided, further, that the Restricted Stock shall fully vest in the following circumstances:

(i) if the Participant undergoes a Termination as a result of such Participant’s death;

(ii) immediately prior to a Change in Control if the Restricted Stock would not otherwise be continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto; or

(iii) if the Participant undergoes a Termination by the Service Recipient without Cause or by such Participant for Good Reason within the eighteen (18)-month period immediately following a Change in Control in which the Restricted Stock is continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto.

“Retirement” shall mean the voluntary Termination of a Participant other than for Cause on or after (i) attaining age 65 or (ii) the date that the sum of (x) the Participant’s age and (y) the number of Participant’s years of continuous service with the Company Group is at least 72, provided that the Participant has reached a minimum age of 55.

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THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF SHARES OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS RESTRICTED STOCK GRANT NOTICE, THE RESTRICTED STOCK AGREEMENT AND THE PLAN.

PERFORMANCE FOOD GROUP COMPANYParticipant

________________________________________________________________
By:
Title:

[Signature Page to Time-Based Restricted Stock Award]

RESTRICTED STOCK AGREEMENT
UNDER THE
PERFORMANCE FOOD GROUP COMPANY
2015 OMNIBUS INCENTIVE PLAN

Pursuant to the Restricted Stock Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Agreement (this “Restricted Stock Agreement”) and the Performance Food Group Company 2015 Omnibus Incentive Plan, as it may be amended from time to time (the “Plan”), Performance Food Group Company (the “Company”) and the Participant agree as follows.  Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.

1. Grant of Shares of Restricted Stock.  Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of shares of Restricted Stock provided in the Grant Notice.  The Company may make one or more additional grants of shares of Restricted Stock to the Participant under this Restricted Stock Agreement by providing the Participant with a new Grant Notice, which may also include any terms and conditions differing from this Restricted Stock Agreement to the extent provided therein.  The Company reserves all rights with respect to the granting of additional shares of Restricted Stock hereunder and makes no implied promise to grant additional shares of Restricted Stock.

2. Vesting.  Subject to the conditions contained herein and in the Plan, the shares of Restricted Stock shall vest and the restrictions on such shares of Restricted Stock shall lapse as provided in the Grant Notice.  With respect to any share of Restricted Stock, the period of time that such share of Restricted Stock remains subject to vesting shall be its Restricted Period.

3. Issuance of Shares of Restricted Stock.  The provisions of Section 9(d)(i) of the Plan are incorporated herein by reference and made a part hereof.

4. Treatment of Shares of Restricted Stock Upon Termination.  The provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.

5. Company; Participant; Good Reason.

(a) The term “Company” as used in this Restricted Stock Agreement with reference to employment shall include the Company and its subsidiaries.

(b) Whenever the word “Participant” is used in any provision of this Restricted Stock Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the shares of Restricted Stock may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.

(c) The term “Good Reason” as used in the Grant Notice or in this Restricted Stock Agreement shall, in the case of any Participant who is party to an agreement between the Participant and the Company that contains a definition of “Good Reason”, mean and refer to the definition set forth in such agreement, and in the case of any other Participant, “Good Reason” shall mean: (A) a material diminution in Participant’s base salary or annual bonus opportunity; (B) any material diminution in Participant’s authority, duties or responsibilities; or (C) the relocation of Participant’s principal work location by more than fifty (50) miles; provided that none of these events shall constitute Good Reason unless the Company fails to cure such event within thirty (30) days after receipt from Participant of written notice of the event which constitutes Good Reason; provided, further, that “Good Reason” shall cease to exist for an event on the sixtieth (60th) day following the later of its occurrence or Participant’s knowledge thereof, unless Participant has given the Company written notice thereof prior to such date.  Notwithstanding anything herein to the contrary, for purposes of the last proviso of the immediately foregoing sentence, a series of related events shall be deemed to have occurred on the date upon which the last event in such series of related events has occurred.

6. Non-Transferability.  The shares of Restricted Stock are not transferable by the Participant except to Permitted Transferees in accordance with Section 14(b) of the Plan.  Except as otherwise provided herein, no assignment or transfer of the shares of Restricted Stock, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the shares of Restricted Stock shall terminate and become of no further effect.

7. Rights as Stockholder; Legend; Dividends. The provisions of Sections 9(b) and 9(e) of the Plan are incorporated herein by reference and made a part hereof; provided that any cash or in-kind dividends paid with respect to the shares of Restricted Stock which have not, prior to the record date of the dividend, become vested shall be withheld by the Company without interest and shall be paid to the Participant only when, and if, such shares of Restricted Stock shall become vested pursuant to the Grant Notice and Section 2 of this Restricted Stock Agreement.

8. Tax Withholding.  The provisions of Section 14(d)(i) of the Plan are incorporated herein by reference and made a part hereof.  The Participant shall satisfy such Participant’s withholding liability, if any, referred to in Section 14(d)(i) of the Plan by having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value, on the date that the shares of Common Stock are issued or delivered, equal to such withholding liability; provided that the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

9. Notice.  Every notice or other communication relating to this Restricted Stock Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records.  Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

10. No Right to Continued Service.  This Restricted Stock Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Company.

11. Binding Effect.  This Restricted Stock Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

12. Waiver and Amendments.  Except as otherwise set forth in Section 13 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Restricted Stock Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee.  No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

13. Clawback/Repayment/Detrimental Activity/Right to Offset.  The shares of Restricted Stock granted under this Restricted Stock Agreement are subject to reduction, cancellation, forfeiture, recoupment and/or offset in accordance with the provisions of Sections 14(v), 14(w) and 14(x) of the Plan.

14. Governing Law.  This Restricted Stock Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law thereof.  Notwithstanding anything contained in this Restricted Stock Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Restricted Stock Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Delaware.

15. Plan.  The terms and provisions of the Plan are incorporated herein by reference.  In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Restricted Stock Agreement, the Plan shall govern and control.